As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GENELUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0583529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California 91361	91361
(Address of Principal Executive Offices)	(Zip Code)

2022 Equity Incentive Plan

2022 Employee Stock Purchase Plan

(Full title of the plans)

Thomas Zindrick, J.D.

President and Chief Executive Officer

Genelux Corporation

2625 Townsgate Road, Suite 230

Westlake Village, California 91361

(805) 267-9889

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Jason L. Kent

Christine S. Kim

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Genelux Corporation (the “Registrant”) for the purpose of registering (i) an additional 1,906,957 shares of Registrant’s common stock, par value $0.001 per share (the “Common Stock”), under the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to the provisions for the 2022 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2022 Plan and (ii) an additional 381,391 shares of Registrant’s Common Stock under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP” and together with the 2022 Plan, the “Plans”) pursuant to the provisions for the 2022 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2022 ESPP, in each case on January 1, 2026.

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the Plans filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on January 26, 2023 (File No. 333-269427), March 29, 2024 (File No. 333-278372) and March 28, 2025 (File No. 333-286223) (collectively, the “Prior Registration Statements”), except that the provisions contained in Part II of such Prior Registration Statements are modified or supplemented, as the case may be, as set forth in this registration statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026;

(b)	the Registrant’s Current Report on Form 8-K filed with the SEC on January 2, 2026, January 5, 2026, January 8, 2026 and March 19, 2026 (each to the extent the information in such reports is filed and not furnished); and

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, filed with the SEC on January 23, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.16 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of exhibits furnished on such form that relate to items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on January 30, 2023).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on January 30, 2023).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-265828), filed with the SEC on August 29, 2022).

4.4	Form of Representative’s Warrant (incorporated herein by reference to Exhibit 4.7 to the Amendment No. 2 of Form S-1(File No. 333-265828), filed with the SEC on September 19, 2022).

4.5	Form of Underwriter Warrant dated March 26, 2025 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on March 25, 2025).

4.6	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41599), filed with the SEC on May 24, 2024).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Weinberg & Company, P.A., independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Genelux Corporation 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, filed with the SEC on January 10, 2023).

99.2	Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the Genelux Corporation 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, originally filed with the SEC on June 24, 2022).

99.3	Genelux Corporation 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-265828), as amended, filed with the SEC on January 10, 2023).

107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westlake Village, State of California, on March 19, 2026.

GENELUX CORPORATION

By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Zindrick, J.D. and Matthew Pulisic as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Zindrick, J.D.	President, Chief Executive Officer and Chairman of the Board	March 19, 2026
Thomas Zindrick, J.D.	(Principal Executive Officer)

/s/ Matthew Pulisic	Chief Financial Officer	March 19, 2026
Matthew Pulisic	(Principal Financial and Accounting Officer)

/s/ Mary Mirabelli	Director	March 19, 2026
Mary Mirabelli

/s/ James L. Tyree	Director	March 19, 2026
James L. Tyree

/s/ John Smither	Director	March 19, 2026
John Smither

/s/ John Thomas, Ph.D.	Director	March 19, 2026
John Thomas, Ph.D.